Consulting Agreement between the Company and Spiro Pappas
                              dated July 17, 1996.

                              CONSULTING AGREEMENT

      THIS  AGREEMENT,  entered into this 17th day of July,  1996 by and between

Spiro  Pappas,  an  individual  residing at 301 West  Oakland  Park Blvd.,  Fort

Lauderdale,   Florida  33311  (hereinafter  referred  to  as  "CONSULTANT")  and

Whitestone  Industries,  Inc., a Delaware  corporation with a principal place of business  located at 10176  Kimberly  Court,  Cupertino,  CA 95014  (hereinafter referred to as "CLIENT").
                                 1. WITNESSETH:

      WHEREAS,  CONSULTANT is skilled in the areas of marketing,  consulting and investment relations; and

      WHEREAS,  CLIENT  desires to retain the services of CONSULTANT in order to assist CLIENT in expanding business operations,  strategic planning,  marketing,

and financial public relations; and

      WHEREAS,  the parties are desirous of enter into this CONSULTING AGREEMENT in accordance with the terms and provisions hereinafter set forth.

      NOW THEREFORE in consideration of the promises and of the mutual covenants and conditions herein contained, it is hereby agreed as follows:

                         2.  SERVICE OF CONSULTANT:

      A.    CONSULTANT will provide the following services to

CLIENT:

      Update and/or revise Client's current business plan.

      Assist management in setting corporate goals and strategic planning.

      Meet with the company's executive officers to review operations.

      Provide marketing assistance

      In additional to the above services,  CONSULTANT shall work with CLIENT to develop new client services and/or promotional ideas.

      B.  CONSULTANT  shall  provide  the above  identified  services  on as "AS

NEEDED" basis.  Nothing contained herein shall obligate  CONSULTANT to provide a minimum  number of  consulting  hours  either  computed on a weekly or a monthly basis.

      C. Nothing  contained  herein shall in any way  restrict  CONSULTANT  from providing  similar  services to other clients,  whether those clients are in the same or different fields as Client.

                         3. COMPENSATION TO CONSULTANT:

      A.    As compensation for the services rendered by the

CONSULTANT, CONSULTANT shall receive a total of 200,000 shares (the "Shares") of the  Client's  common  stock.  Said  shares to be issued  to the  CONSULTANT  on execution of this Agreement.

      B. Client further  agrees that it will register the Shares  pursuant to an

S-8  Registration   Statement.   CONSULTANT  will  pay  for  the  costs  of  S-8

Registration  Statement,  submit to CLIENT for  signature and review by Aug. 26,

1996. If  CONSULTANT  fails to submit  Registration  Statement  Consultant  will forfeit 25,000 share  penalty.  Said  Registration  Statement to be filed by the

Client no later than September 1, 1996. In the event that Client fails to file an S-8 Registration Statement by September 1, 1996, CONSULTANT will be entitled to receive an  additional  25,000  shares of the Client's  common stock and said additional  shares  are  to  be  registered  pursuant  to  an  S-8  Registration

Statement.


                                    3B. TERM:

      This  Agreement  shall remain in full force and effect for a period of one year from the date of execution.

                                   4. NOTICES:

      Except as otherwise  heretofore and  hereinafter  provided,  any notice or other  communication  to any party pursuant to or relating to this Agreement and the  transactions  provided  for  herein  shall be deemed to have been  given or delivered when deposited in the United States mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed to the parties for whom intended as follows:

      IF TO CONSULTANT:             Spiro Pappas
                                    301 West Oakland Park Blvd.
                                    Fort Lauderdale, FL 33311

      IF TO CLIENT:                 Whitestone Industries, Inc.
                                    10176 Kimberly Court
                                    Cupertino, CA 95014
                                    ATTN:  DONALD YU


Or to such other address as may be designed by either party in writing.

                                5.  LITIGATION:

      The parties  agree that this  Agreement  may be enforced by both legal and equitable  remedies  including  specific  performance.  Should litigation become necessary  to  enforce  the  rights  of  either  party  to this  Agreement,  the prevailing  party shall be entitled  to recover all costs  including  reasonably attorney's fees and costs.

                              6. ENTIRE AGREEMENT:

      This  Agreement  sets  forth  all  the  promises,  covenants,  agreements,

conditions and  understandings  between the parties  hereto,  and supersedes all

prior  and  contemporaneous   agreements  and  understandings,   inducements  or

conditions,  express or implied,  oral or written,  except as herein  contained.

This Agreement may not be modified  other than by another  Agreement in writing,

duly executed by the parties hereto.

                                   7. WAIVERS:

      No indulgences  extended by the parties hereto to any other party shall be construed as a waiver of any breach on the part of such other  party,  nor shall any waiver of one breach be construed as a waiver of any rights or remedies with respect to any subsequent breach.

                              8.  APPLICABLE LAW:

      This Agreement  shall be governed by and construed in accordance  with the laws of the State of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Broward County.

                    9.  TITLE NOT TO AFFECT INTERPRETATION:

      The titles of sections contained in this Agreement are

inserted for  convenience  and reference  only,  and they neither form a part of this Agreement nor are they to be considered in the interpretation thereof.

                             10.  BINDING EFFECT:

      The provisions of this Agreement shall be binding upon each of the parties hereto  and on  their  respective  heirs,  executors,  administrators,  personal representatives or other legal representative.

                     11.  NO JOINT VENTURE OR PARTNERSHIP:

      Nothing  contained  herein shall be construed as creating a joint venture,

partnership  or other type of legal  relationship  between the  parties  hereto.

CLIENT assumes full and absolute responsibility for the use and/or dissemination of any information or marketing plans developed by CONSULTANT for CLIENT.

                               12.  ENFORCEMENT:

      This  Agreement is to be interpreted  and enforced in accordance  with the laws of the State of  Florida  with venue for any  dispute  in  Broward  County,

Florida. Should any portion hereof be determined to be illegal or unenforceable,

then that portion shall be deemed  modified to conform to  applicable  laws in a manner  most  consistent  with the intent of the  parties as  expressed  herein.

Should such modification be impossible or  impracticable,  then the remainder of this Agreement shall be and remain in full force and effect.

                         13. EXECUTION IN COUNTERPARTS:

      This  Agreement  may be  executed in any number of  counterparts,  each of which when so executed and delivered  shall be deemed an original,  and it shall not be  necessary,  in making proof of this  Agreement to produce or account for more than one counterpart.

      IN WITNESS WHEREOF,  the parties hereto have subscribed and sworn to their hands and seals the day and year first above written.

WITNESSES:                                WHITESTONE INDUSTRIES, INC.


/s/Jean P. Franks
------------------------------
JEAN P. FRANKS                            By: /s/Donald Yu
                                              ----------------------------------
                                                       Its President


                                          /s/Spiro Pappas
                                          --------------------------------------
                                          SPIRO PAPPAS